Exhibit 99.(a)(2)

RESERVE TAX-EXEMPT TRUST

Certificate of Amendment
of the
Declaration of Trust
and
Amended and Restated
Certificate of Designation
for
California Tax-Exempt Fund
Connecticut Tax-Exempt Fund
Florida Tax-Exempt Fund
Massachusetts Tax-Exempt Fund
Michigan Tax-Exempt Fund
New Jersey Tax-Exempt Fund
Ohio Tax-Exempt Fund
Pennsylvania Tax-Exempt Fund
Virginia Tax-Exempt Fund

The undersigned, being the duly elected and acting Assistant Secretary of Reserve Tax-Exempt Trust, a trust with transferable shares established under Massachusetts law of the type commonly called a Massachusetts business trust (the “Trust”), DOES HEREBY CERTIFY that:

(a)                                  pursuant to the authority conferred upon the Trustees of the Trust by Section 1 of ARTICLE FIFTH of the Declaration of Trust dated January 17, 1983, as amended (the “Declaration of Trust”), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 6, 2006, the Declaration of Trust is hereby amended as follows:

1.                                        ARTICLE FIRST is hereby amended to read in its entirety as follows:

“FIRST: This Trust shall be known as RESERVE MUNICIPAL MONEY-MARKET TRUST II.”

2.                                        Section 2 of ARTICLE SECOND is hereby amended to read in its entirety as follows:

“2. The “Trust” refers to RESERVE MUNICIPAL MONEY-MARKET TRUST II.”

and

(b)                                 pursuant to the authority conferred upon the Trustees of the Trust by Sections 2 and 3 of ARTICLE FOURTH of the Declaration of Trust, and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on December 6, 2006, the Declaration of Trust is hereby amended by this Amended and Restated Certificate of Designation as follows:

(1)                                  The shares of beneficial interest of the Trust (the “Shares”) are divided into ten (10) separate series (each, a “Series”), and the Series are designated as follows:

Interstate Tax-Exempt Fund

California Municipal Money-Market Fund

Connecticut Municipal Money-Market Fund

Florida Municipal Money-Market Fund

Massachusetts Municipal Money-Market Fund

Michigan Municipal Money-Market Fund

New Jersey Municipal Money-Market Fund

Ohio Municipal Money-Market Fund

Pennsylvania Municipal Money-Market Fund

Virginia Municipal Money-Market Fund

Each Series constitutes a separate portfolio of the Trust, and is authorized to invest in cash, securities, instruments and other property as provided in the Declaration of Trust. The Shares of each Series have the rights and preferences provided in Section 2 of ARTICLE FOURTH of the Declaration of Trust and the Shares are identical.

(2)                                  The Shares of the foregoing Series are classified into classes (each, a “Class”) as follows:

Series	Class

Interstate Tax-Exempt Fund	Interstate Tax-Exempt Fund – Class R
Interstate Tax-Exempt Fund – Class 95
Interstate Tax-Exempt Fund – Class 75
Interstate Tax-Exempt Fund – Class 70
Interstate Tax-Exempt Fund – Class 45
Interstate Tax-Exempt Fund – Class 35
Interstate Tax-Exempt Fund – Class 25
Interstate Tax-Exempt Fund – Class 20
Interstate Tax-Exempt Fund – Class 15
Interstate Tax-Exempt Fund – Class Institutional
Interstate Tax-Exempt Fund – Class Treasurer’s Trust

California Municipal Money-Market Fund	California Municipal Money-Market Fund – Class R

Connecticut Municipal Money-Market Fund	Connecticut Municipal Money-Market Fund – Class R

Florida Municipal Money-Market Fund	Florida Municipal Money-Market Fund – Class R

Massachusetts Municipal Money-Market Fund	Massachusetts Municipal Money-Market Fund – Class R
Massachusetts Municipal Money-Market Fund – Class Treasurer’s Trust

Michigan Municipal Money-Market Fund	Michigan Municipal Money-Market Fund – Class R

New Jersey Municipal Money-Market Fund	New Jersey Municipal Money-Market Fund – Class R

Ohio Municipal Money-Market Fund	Ohio Municipal Money-Market Fund – Class R

Pennsylvania Municipal Money-Market Fund	Pennsylvania Municipal Money-Market Fund – Class R

Virginia Municipal Money-Market Fund	Virginia Municipal Money-Market Fund – Class R

The Shares of each Class have the rights and preferences provided in Section 3 of ARTICLE FOURTH of the Declaration of Trust and the Shares are identical.

(3)                                  Each Class of each Series is subject to such asset-based charges as may be imposed pursuant to a plan under Rule 12b-l of the 1940 Act (a “Plan”) in effect for such Class, and/or to such service fees for the maintenance of shareholder accounts and personal services for such Class in such amounts as are determined by the Trustees from time to time, and the Shares of each such Class may be issued and sold subject to such sales charges and/or contingent deferred sales charges, and upon such other terms, as may from time to time be determined by the Trustees and described in the Trust’s then current registration statement under the Securities Act of 1933.

(4)                                  Shareholders of each Class and Series vote as a separate Class or Series, as the case may be, on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to any Class or Series as provided in, Rule 18f-2 under the 1940 Act, as from time to time in effect, and by the Declaration of Trust. Except as otherwise required by the 1940 Act, the Shareholders of each Class of any Series voting as a separate Class, have sole and exclusive voting rights with respect to matters relating to expenses being borne solely by such Class.

(5)                                  Subject to the provisions of Section 1 of ARTICLE FIFTH of the Declaration of Trust and applicable law, this Amended and Restated Certificate of Designation may be amended by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to an instrument in writing signed by a majority of the Trustees), provided that, if any amendment materially adversely affects the rights of the Shareholders of a Series, such amendment shall be adopted by an instrument signed in writing by a majority of the Trustees (or by an officer of the Trust pursuant to an instrument in writing signed by a majority of the Trustees) when authorized to do so by the vote in accordance with Section 7 of ARTICLE NINTH of the Declaration of Trust of the holders of a majority of all the Shares of the Series outstanding and entitled to vote.

(6)                                  All capitalized terms which are not defined herein shall have the same meanings as are assigned to those terms in the Declaration of Trust.

The Trustees further direct that, upon the execution of this Certificate of Amendment and Amended and Restated Certificate of Designation, the Trust take all necessary action to file a copy of this Certificate of Amendment and Amended and Restated Certificate of Designation with the Secretary of State of The Commonwealth of Massachusetts and at any other place required by law or by the Declaration of Trust.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 28th day of June, 2007.

/s/ Arthur T. Bent III
Arthur T. Bent III
Assistant Secretary

PATRICIA MALDONADO
Notary Public, State of New York
No. 01MA5014811
Qualified in Bronx County
Commission Expires July 6, 2011

ACKNOWLEDGEMENT

State of New York	)
) : ss
County of New York	)

June 28, 2007

Then personally appeared the above named Arthur T. Bent III and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/ Patricia Maldonado

Notary Public
	My Commission Expires:	7/6/2011